EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 and related Prospectus of Bluejay Diagnostics, Inc. of our report dated March 20, 2023, relating to the consolidated financial statements of Bluejay Diagnostics, Inc., appearing in the Annual Report on Form 10-K of Bluejay Diagnostics, Inc. for the years ended December 31, 2022 and 2021.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

November 21, 2023